UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) October 6, 2017

(Date of earliest event reported) October 5, 2017

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 East Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 947-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On October 5, 2017, ONE Gas, Inc. (“ONE Gas” or “we”) entered into an amended and restated credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender, a letter of credit issuer and a lender and the other lenders and letter of credit issuers parties thereto. The Credit Agreement amends and restates our current Credit Agreement, dated as of December 20, 2013, by and among ONE Gas, Bank of America, N.A., as administrative agent, swing line lender, a letter of credit issuer and a lender and the other lenders and letter of credit issuers parties thereto.

The Credit Agreement will be a $700 million revolving unsecured credit facility, which will include a $20 million letter of credit subfacility and a $60 million swingline subfacility. The Credit Agreement will be available to provide liquidity for working capital, capital expenditures, acquisitions and mergers, the issuance of letters of credit and for other general corporate purposes.

Under the terms of the Credit Agreement, we will be able to request an increase in the commitments of up to an additional $500 million upon satisfaction of customary conditions, including receipt of commitments from either new lenders or increased commitments from existing lenders.

The Credit Agreement matures on October 5, 2022. We will be able extend the maturity date, subject to the lenders’ consent, by one year up to two times.

The Credit Agreement contains various customary conditions to borrowing, and customary affirmative, negative and financial ratio maintenance covenants. The Credit Agreement also contains various customary events of default, the occurrence of which could result in a termination of the lenders’ commitments and the acceleration of all of our obligations thereunder.

The foregoing description of the Credit Agreement is not complete and is in all respects subject to the actual provisions thereof, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information reported under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated as of October 5, 2017, among ONE Gas, Inc., Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, and the other lenders and letter of credit issuers parties thereto.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date: October 6, 2017	By:	/s/ Curtis L. Dinan
Curtis L. Dinan, Senior Vice
President, Chief Financial Officer and Treasurer

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